Exhibit 32.01

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Under Armour, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2008	/s/ KEVIN A. PLANK
Kevin A. Plank
President, Chief Executive Officer and Chairman of the Board of Directors